Exhibit 99.1


[GRAPHIC OMITTED]

 N E U R O L O G I X


Company Contact:                       Investor Relations Contacts:
Neurologix, Inc.                       Lippert/Heilshorn & Associates, Inc.
Michael Sorell, CEO                    Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 592-6451                         Shayne Payne (spayne@lhai.com)
www.neurologix.net                     (212) 838-3777



                 NEUROLOGIX AND MEDTRONIC AGREE TO DEVELOP GENE
                          THERAPY INFUSION CATHETERS

      Medtronic makes a further $2 million equity investment in Neurologix

FORT LEE, N.J. (May 2, 2005) - Neurologix, Inc. (OTCBB: NRGX), which through its subsidiary Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system (CNS) primarily utilizing gene therapies, announced it has entered into an agreement with Medtronic, Inc. (NYSE: MDT) for the joint development, manufacturing and commercialization of micro-infusion catheters designed to deliver gene therapy into the brain and central nervous system.

Under the terms of the agreement, Medtronic and Neurologix will jointly develop, and Medtronic will manufacture, delivery devices for Neurologix's Parkinson's disease and temporal lobe epilepsy clinical programs, and the two companies will have a revenue-sharing arrangement upon the commercialization of the device. In conjunction with the agreement, Medtronic increased its equity investment in Neurologix by $2.0 million, purchasing 1,141,552 shares of common stock at a price of $1.752 per share, plus warrants to purchase 285,388 shares of common stock at an exercise price of $2.19 per share. In connection with the development agreement, Neurologix will pay development costs to Medtronic over the course of the project, based on development milestones.

 "This is a very important collaboration and a significant milestone for Neurologix," said Michael Sorell, M.D., CEO of Neurologix. "In 2002, prior to our beginning human clinical trials, Medtronic made a $1.75 million equity investment in Neurologix based on our preclinical work. Enrollment in our Phase I study for Parkinson's disease is nearly complete, and we are delighted that Medtronic is continuing to support our work in gene therapy for Parkinson's disease and temporal lobe epilepsy."

Jon Tremmel, president of Medtronic Neurological said, "We are pleased to increase our investment in Neurologix and to collaborate with them in developing a catheter-based delivery system, which we hope will result in a cutting-edge device to help support new treatments for CNS disorders."

Dr. Sorell explained that to date all procedures in the Company's landmark Parkinson's disease trial have been performed using a patent-pending delivery device which is not yet optimized for larger scale manufacture. Among the requirements for commercialization of this innovative treatment is the demonstrated ability to develop and to produce in commercial quantities a user-friendly delivery device for neurosurgeons to easily, reliably and quickly perform this procedure. "Our agreement with Medtronic is instrumental in achieving that requirement," he added.

As recently announced, on April 20, 2005, an update on Neurologix's Phase I clinical trial for the treatment of Parkinson's disease was presented at the American Association of Neurological Surgeons annual meeting in New Orleans. The trial is designed as an open-label dose-escalation study with four patients in each of three escalating dose cohorts. Eleven of twelve patients have now been treated and have been followed for as long as eighteen months. The primary purpose of a Phase I study is to determine safety and to date there have been no treatment-related adverse events in any of the eleven patients in the Neurologix study.

About Neurologix

Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

     o The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2004, it has incurred net losses and negative cash flows from operating activities of $8,774,000 and $7,741,000 respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

     o If the ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

     o Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

     o There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2005 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

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